As filed with the Securities and Exchange Commission on July 14, 2011

Registration No. 333-171696

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HALLMARK FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0447375 (I.R.S. Employer Identification Number)
777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark J. Morrison
President and Chief Executive Officer
Hallmark Financial Services, Inc.
777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Davidson
McGuire, Craddock & Strother, P.C.
2501 N. Harwood
Suite 1800
Dallas, Texas 75201
(214) 954-6800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.18 par value per share	3,274,830	(1)	$9.05	(2)	$29,637,212	(2)	$3,441	(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered for resale by the selling stockholders also include such indeterminate number of shares of common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the per share average of the high and low reported prices for the common stock on the Nasdaq Global Market as of January 10, 2011.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2011

PROSPECTUS

Hallmark Financial Services, Inc.

3,274,830 Shares of Common Stock
Offered by Selling Stockholders

The selling stockholders identified in this prospectus may offer and sell up to 3,274,830 shares of our common stock from time to time under this prospectus and any prospectus supplement.  The selling stockholders may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  See “Selling Stockholders” and “Plan of Distribution.”

Shares of our common stock are traded on the Nasdaq Global Market under the symbol “HALL.”

Our principal executive offices are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102, and our telephone number is (817) 348-1600.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [_______________], 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) pursuant to which the selling stockholders may, from time to time, sell up to 3,274,830 shares of our common stock. This prospectus provides a general description of our common stock. We may provide a prospectus supplement that adds to, updates or changes the information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the information incorporated in this prospectus by reference.  See, “Information Incorporated by Reference.”  Any information in any prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, in this prospectus the term “Hallmark” refers solely to Hallmark Financial Services, Inc. and the terms “we,” “our,” “our company” and “us” refer to Hallmark and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus summary and the materials incorporated herein by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or similar expressions.  These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds.  Statements regarding the following subjects are forward-looking by their nature:

•           our business and growth strategies;

•           our performance goals;

•           our projected financial condition and operating results;

•           our understanding of our competition;

•           industry and market trends;

•           the impact of technology on our products, operations and business; and

•           any other statements or assumptions that are not historical facts.

The forward-looking statements included in this prospectus, any prospectus summary and the materials incorporated herein by reference are based on current expectations that involve numerous risks and uncertainties.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework, weather-related events and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

COMPANY OVERVIEW

We are a diversified property/casualty insurance group that serves businesses and individuals in specialty and niche markets.  We offer standard commercial insurance, specialty commercial insurance and personal insurance in selected market subcategories that are characteristically low-severity and short-tailed risks.  We focus on marketing, distributing, underwriting and servicing property/casualty insurance products that require specialized underwriting expertise or market knowledge.  We believe this approach provides us the best opportunity to achieve favorable policy terms and pricing.  The insurance policies we produce are written by our insurance company subsidiaries as well as unaffiliated insurers.

We market, distribute, underwrite and service our property/casualty insurance products through six business units, each of which has a specific focus. Our Standard Commercial business unit primarily handles standard commercial insurance, our E&S Commercial business unit concentrates on excess and surplus lines commercial insurance, our General Aviation business unit specializes in general aviation insurance, our Excess & Umbrella business unit handles excess commercial automobile and commercial umbrella risks on both an admitted and non-admitted basis, our Personal Lines business unit focuses on non-standard personal automobile insurance and complementary personal insurance products and services, and our Workers Comp business unit specializes in small and middle market workers compensation business.  Our business is geographically concentrated in the southcentral and northwest regions of the United States, except for our General Aviation and Excess & Umbrella business, which is written on a national basis.

Each business unit has its own management team with significant experience in distributing products to its target markets and proven success in achieving underwriting profitability and providing efficient claims management.  Each business unit is responsible for marketing, distribution, underwriting and claims management while we provide capital management, reinsurance, actuarial, investment, financial reporting, technology and legal services and back office support at the corporate level.   We believe this approach optimizes our operating results by allowing us to effectively penetrate our selected specialty and niche markets while maintaining operational controls, managing risks, controlling overhead and efficiently allocating our capital across operating units.

The retained premium produced by our operating units is supported by our insurance company subsidiaries, which are American Hallmark Insurance Company of Texas (“AHIC”), Hallmark Insurance Company (“HIC”), Hallmark Specialty Insurance Company (“HSIC”), Hallmark County Mutual Insurance Company (“HCM”), Hallmark National Insurance Company (“HNIC”) and Texas Builders Insurance Company (“TBIC”).   From January 1, 2006 through December 31, 2010, AHIC, HIC and HSIC were parties to a pooling arrangement pursuant to which AHIC retained 46.0% of the net premiums written, HIC retained 34.1% of the net premiums written and HSIC retained 19.9% of the net premiums written.  A.M. Best Company (“A.M. Best”), a nationally recognized insurance industry rating service and publisher, has pooled its ratings of AHIC, HIC and HSIC and assigned a financial strength rating of “A–” (Excellent) and an issuer credit rating of “a-” to each of these individual insurance company subsidiaries and to the pool formed by these three insurance company subsidiaries.  A.M. Best has also assigned a financial strength rating of “A–” (Excellent) and an issuer credit rating of “a-” to each of HCM and HNIC. A.M. Best has not rated TBIC. Effective January 1, 2011, the pooling arrangement has been amended to include HNIC and to provide that AHIC retains 32.5% of the net premiums written, HIC retains 34.4% of the net premiums written, HSIC retains 27.6% of the net premiums written and HNIC retains 5.5% of the net premiums written.

RISK FACTORS

Investing in our common stock involves a number of risks. Before you decide to buy shares of our common stock, you should carefully consider the risk factors set forth in any applicable prospectus supplement and in the materials incorporated by reference herein.  See, “Information Incorporated by Reference.”  Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

All net proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus will go to the selling stockholders.  We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

Newcastle Special Opportunity Fund I, L.P., Newcastle Special Opportunity Fund II, L.P., or their respective pledgees, donees, transferees or other successors in interest, may from time to time offer and sell any or all of the shares of our common stock offered by them under this prospectus.  These selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  We do not know when or in what amounts the selling stockholders may offer shares of our common stock for sale under this prospectus. We will pay all expenses incurred with respect to the registration and sale of the shares of our common stock offered by the selling stockholders under this prospectus, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

The table below sets forth information as of July 11, 2011, regarding beneficial ownership of shares of our common stock by Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P.

	Shares Beneficially Owned Prior to This Offering		Shares Offered	Shares Beneficially Owned After This Offering

Name of Beneficial Owner	Number	Percent(1)		Number(2)	Percent(2)

Newcastle Special Opportunity Fund I, L.P.	1,643,965	8.5	1,643,965	-0-	-0-

Newcastle Special Opportunity Fund II, L.P.	1,630,865	8.4	1,630,865	-0-	-0-

(1)	Based on 19,362,413 shares of our common stock outstanding as of July 11, 2011.

(2)
Assumes that the selling stockholder sells all of the shares of our common stock offered under this prospectus and neither acquires nor disposes of any other shares of our common stock. The selling stockholders are not obligated to sell any of their shares of our common stock.

We are registering these shares pursuant to a Registration Rights Agreement entered into with each of Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. in connection with the private placement to them of $25.0 million of convertible debt securities in January 2006.  In May 2006, Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. each converted the principal and accrued interest of such debt securities into the shares of our common stock offered hereby.

Each of Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. is an affiliate of our Executive Chairman, Mark E. Schwarz.  Mr. Schwarz is the managing member of Newcastle Capital Group LLC, which is the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P., the address for all of which is 200 Crescent Court, Suite 1400, Dallas, Texas 75201.  As a result of these relationships, Mr. Schwarz may be deemed to beneficially own all shares of our common stock which are offered for sale by Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. under this prospectus.

Newcastle Capital Management, L.P. is also the general partner of Newcastle Partners, L.P. and Newcastle Focus Fund II, L.P.  Mr. Schwarz and Newcastle Capital Group, LLC are also the sole shareholders of DSC Services, Inc., which in turn is the sole owner of Detroit Stoker Company, LLC.  As a result of these relationships, as of July 11, 2011, Mr. Schwarz may be deemed to beneficially own 7,861,187 shares, or 40.4%, of our common stock, consisting of 81,326 shares directly owned by Mr. Schwarz,  72,143 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable within 60 days, 3,539,075 shares owned by Newcastle Partners, L.P., the 1,643,965 shares owned by Newcastle Special Opportunity Fund I, L.P., the 1,630,865 shares owned by Newcastle Special Opportunity Fund II, L.P., 37,280 shares owned by Newcastle Focus Fund II, L.P. and 856,533 shares owned by Detroit Stoker Company, LLC.  If Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. sell all of their shares of our common stock offered under this prospectus, none of Mr. Schwarz or his affiliates acquires or disposes of any other shares of our common stock and there is no increase or decrease in the number of outstanding shares of our common stock subsequent to July 11, 2011, the beneficial ownership of Mr. Schwarz will be reduced to 4,586,357 shares, or 23.6%,  of our common stock.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price or at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by McGuire, Craddock & Strother, P.C., Dallas, Texas.

EXPERTS

The consolidated financial statements and schedules of Hallmark Financial Services, Inc. and subsidiaries appearing in its Annual Report on Form 10-K as of December 31, 2010, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, set forth in their report thereon,  have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The consolidated financial statements and schedules of Hallmark Financial Services, Inc. and subsidiaries as of December 31, 2009, and for each of the years in the two-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP dated March 25, 2010 refers to a change in our method of evaluating other-than-temporary impairment of debt securities due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board, as of April 1, 2009.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC relating to the shares of our common stock offered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us with the SEC. The registration statement, exhibits and schedules provide additional information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC’s public reference rooms or the SEC website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying by the public at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the internet through the SEC website at www.sec.gov.  You may also find our SEC filings and other relevant information about us on our website at www.hallmarkgrp.com.  However, the information on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC.  This permits us to disclose important information to you by referencing these filed documents.  Any information referenced in this way is considered part of this prospectus and any prospectus supplement. Any information filed with the SEC after the date on the cover of this prospectus or any prospectus supplement will automatically be deemed to update and supersede this prospectus and such prospectus supplement.  We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 001-11252 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our definitive proxy statement filed on April 29, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on January 4, January 21, January 24, March 1, March 15, March 22, March 28, May 11, May 25, June 7 and July 1, 2011; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2005, including all amendments and reports filed for purposes of updating such description.

You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Hallmark Financial Services, Inc.
777 Main Street, Suite 1000
Fort Worth, Texas 76102
Attention:  Mark J. Morrison, President
Telephone: (817) 348-1600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with this registration statement.  All such expenses will be payable by Hallmark Financial Services, Inc.  All items below are estimates, other than the SEC registration fee.

SEC registration fee	$3,441
Printing expenses	$1,000
Accounting fees and expenses	$45,000
Legal fees and expenses	$22,000
Miscellaneous	$3,559
Total	$75,000

Item 15.      Indemnification of Directors and Officers.

The Nevada General Corporation Law (“NGCL”) provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless (i) such act or omission constituted a breach of his/her fiduciary duties as a director or officer, and (ii) his/her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  Under the NGCL, a corporation may indemnify directors and officers, as well as other employees and individuals, against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation so long as such person acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he/she had reasonable cause to believe that his/her conduct was unlawful.

The NGCL further provides that indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him/her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.  The NGCL provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant's articles of incorporation provide that the directors and officers will not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duty as a director or officer, except for liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NGCL.  The registrant's bylaws and contractual arrangements with certain of its directors and officers provide that the registrant is required to indemnify its directors and officers to the fullest extent permitted by law.  The registrant's bylaws and these contractual arrangements also require the registrant to advance expenses incurred by a director or officer in connection with the defense of any proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the registrant.  The registrant's bylaws also permit the registrant to purchase and maintain errors and omissions insurance on behalf of any director or officer for any liability arising out of his/her actions in a representative capacity.  The registrant does not presently maintain any such errors and omissions insurance for the benefit of its directors and officers.

Item 16.      Exhibits.

Exhibit	Description

1(a)+	Form of Underwriting Agreement.

4(a)
Specimen certificate for Common Stock, $0.18 par value per share, of the registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed October 3, 2006).

4(b)
Form of Registration Rights Agreement dated January 27, 2006, between Hallmark Financial Services, Inc. and Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed February 2, 2006).

5*	Opinion of McGuire, Craddock & Strother, P.C.

23(a)*	Consent of Independent Registered Public Accounting Firm.

23(b)*	Consent of Independent Registered Public Accounting Firm.

23(c)*	Consent of McGuire, Craddock & Strother, P.C. (included in opinion filed as Exhibit 5).

24#	Power of Attorney.

+      To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering, if applicable.
*      Filed herewith.
#      Previously filed.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 (9) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 14th day of July, 2011.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ MARK J. MORRISON
Mark J. Morrison, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Executive Chairman and Director	July 14, 2011
Mark E. Schwarz

/s/ MARK J. MORRISON	President and Chief Executive Officer	July 14, 2011
Mark J. Morrison	(principal executive officer)

/s/ JEFFREY R. PASSMORE	Senior Vice President and Chief	July 14, 2011
Jeffrey R. Passmore	Accounting Officer (principal financial and accounting officer)

*	Director	July 14, 2011
Scott T. Berlin

*	Director	July 14, 2011
James H. Graves

*	Director	July 14, 2011
Jim W. Henderson

*By:	/s/ MARK J. MORRISON
Mark J. Morrison, Attorney-In-Fact